UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2010

Manas Petroleum Corporation
(Exact name of registrant as specified in its charter)

Nevada	333-107002	91-1918324
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Bahnhofstrasse 9, 6341 Baar, Switzerland
(Address of principal executive offices) (Zip Code)

+41 (44) 718 10 30
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4 (c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 12, 2010, DWM Petroleum AG, a wholly-owned subsidiary of Manas Petroleum Corporation, and Manas Adriatic GmbH, which was a wholly-owned subsidiary of DWM Petroleum, entered into a share purchase agreement with Petromanas Energy Inc. (formerly WWI Resources Ltd.) Under the terms of the share purchase agreement, DWM Petroleum agreed to sell all of the issued and outstanding securities of the Manas Adriatic in consideration for, among other things,:

(i)	CDN$2,000,000 payable to DWM Petroleum (paid), and

(ii)	100,000,000 common shares of Petromanas (issued).

In addition, Petromanas agreed to issue to DWM Petroleum additional 100,000,000 common shares of Petromanas on or before the earlier of completion of a first well by Manas Adriatic on the six licenses covered by three onshore oil and production sharing contracts owned by Manas Adriatic and June 24, 2011.

On May 25, 2010, Petromanas, Manas Adriatic and DWM Petroleum amended the share purchase agreement to accelerate the release of these additional 100,000,000 common shares of Petromanas to May 26, 2010. Petromanas has issued to DWM Petroleum these additional 100,000,000 common shares of Petromanas, and DWM Petroleum now has ownership and control over 200,000,000 common shares of Petromanas and the right to acquire a further 50,000,000 common shares of Petromanas. The 200,000,000 common shares represent 32.36% of the issued and outstanding common shares of Petromanas as of May 27, 2010. Assuming DWM Petroleum acquired the additional 50,000,000 common shares of Petromanas, DWM Petroleum would hold 250,000,000 common shares of Petromanas representing 37.42% of the partially diluted issued and outstanding common shares of Petromanas.

Item 2.01 Completion of Acquisition or Disposition of Assets.

See the disclosure under Item 1.01 of this current report on Form 8-K.

Item 8.01 Other Events.

Petromanas Energy Inc. has closed a brokered private placement of 187,500,000 units at a price of $0.40 per unit for aggregate gross proceeds of $75,000,000. Each unit consisted of one common share of Petromanas and one-half of one common share purchase warrant. Each whole warrant entitles the holder to acquire one additional common share of Petromanas at a price of $0.60 per share on or before May 26, 2012.

Quantum Partners Ltd., a private investment fund managed by Soros Fund Management, LLC subscribed for 72,500,000 units. Investment Funds managed by Columbia Wanger Asset Management subscribed for a total of 65,000,000 units.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	News Release dated May 27, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANAS PETROLEUM CORPORATION

By:
/s/ Ari Muljana
Ari Muljana
Chief Financial Officer
Dated: May 27, 2010